Exhibit 99.1

MGM RESORTS INTERNATIONAL ANNOUNCES APPOINTMENT OF

BILL HORNBUCKLE AS ACTING CHIEF EXECUTIVE OFFICER AND PAUL SALEM AS CHAIRMAN OF THE BOARD

Las Vegas, March 22, 2020 – MGM Resorts International (“the Company”) or (“MGM Resorts”) (NYSE: MGM) today announced that Chief Operating Officer and President Bill Hornbuckle, has been named acting Chief Executive Officer (CEO) and President, replacing outgoing Chairman and CEO Jim Murren.  Murren informed the Company’s Board of Directors in early February of his plans to step down prior to the expiration of his contract, and in light of the public health crisis gripping the nation and the travel industry, has vacated the position as of today so as to provide continuity of leadership for the company.

Replacing Murren as the Chair of the Board of Directors will be Paul Salem, who currently is a member of the MGM Resorts Board of Directors and Chair of the real estate committee of MGM Resorts, which is in the process of executing the asset light strategy.

“The nation is facing an unprecedented crisis, causing the travel and hospitality industry to grind to a near halt. It is clear that once the threat to the public health has subsided and we are ready to reopen our resorts and casinos, it will take an incredible effort to ramp back up,” said Paul Salem, Chairman of the MGM Resorts Board of Directors.  “We believe continued steady, skilled leadership is needed in this time of great upheaval and uncertainty. Bill is one of the most experienced operators in the business and we have confidence in his ability to bring this company back online.  Jim Murren is an outstanding leader who transformed MGM Resorts during his 22 years.Since Jim announced his stepping down from MGM Resorts, we felt that now more than ever, continuity of leadership was of vital importance.”

“I fully support accelerating the planned leadership transition to help MGM Resorts address the rapidly changing environment,” Murren said. “I have great confidence in Bill Hornbuckle and the management team to lead MGM Resorts at this critical juncture, as we have together through numerous hardships of the past. I will continue to dedicate my efforts to help during this uncertain time, and I will be assisting the State of Nevada in its crisis response and recovery efforts.”

“We have an incredible challenge ahead.  We have a talented leadership team, the best employees in the world, and a loyal customer base.  I have every confidence that MGM Resorts will remain the global entertainment leader once this crisis is contained and it is safe to operate,” said Hornbuckle.  “I look forward to working with Paul and the entire Board of Directors as we plan for the future.”

Bill Hornbuckle Biography

A four-decade veteran of the gaming industry, Bill Hornbuckle served as President and Chief Operating Officer of MGM Resorts International and is currently an Executive Committee Member and a Board of Director of MGM China Holdings with operations and resorts in Macau. In addition, he is a member of the Board of Directors of MGM Growth Properties (MGM Resorts’ REIT IPO), the CityCenter JV Board of Directors (a joint venture with Dubai World) and the Las Vegas Stadium Authority.

He was previously Chief Marketing Officer of MGM Resorts International from 2009 until 2012. From 2005 until August 2009, Mr. Hornbuckle served as President and Chief Operating Officer of Mandalay Bay Resort & Casino. He previously had served as President and Chief Operating Officer of MGM Resorts International-Europe, where he worked on the development of the Company’s gaming operations in the United Kingdom. He also served as President and Chief Operating Officer of MGM Grand Las Vegas from 1998 to 2001.

Prior to MGM Grand Las Vegas, Mr. Hornbuckle served as President and Chief Operating Officer for Caesars Palace, Las Vegas. He spent the majority of his career with Mirage Resorts in various senior management positions, including President and Chief Operating Officer of the Golden Nugget Laughlin, Executive Vice President and Chief Operating Officer of Treasure Island and Vice President of Hotel Operations for The Mirage, opening the hotel in 1989.

Mr. Hornbuckle is a graduate of the University of Nevada, Las Vegas and has a Bachelor of Science Degree in Hotel Administration. He serves on the Board of Trustees for Three Square Food Bank. He is also a Founder of the Bank of George, a local banking institution. Previously, Mr. Hornbuckle served on the boards for the University of Nevada, Las Vegas Foundation, and the Andre Agassi Foundation. From 1999 to 2003, he also served as a Board Member of the Las Vegas Convention and Visitors Authority.

Paul Salem Biography

Paul Salem is a senior managing director emeritus at Providence Equity Partners, a world leading private equity firm specializing in the media and communication industries. He served for 27 years as a senior managing director on Providence’s investment team and served as a member of the investment committee and management committees helping grow Providence Equity from $171 million in assets to over $50 billion in his years of service. In 1999, Mr. Salem established the London office for Providence Equity and in 2008 helped start Providence’s credit affiliate Benefit Street Partners. In 2014, Mr. Salem lead the purchase of Merganser, a Providence affiliate and in 2017, helped start Providence Public, a long/short hedge fund.

Mr. Salem previously served as a director on many of Providence Equity portfolio companies, including Asurion, Eircom, Grupo TorreSur, Madison River Telecom, MetroNet ( formerly AT&T Canada), PanAmSat, Tele1 Europe, Verio, Wired Magazine and several other Providence investments.

Prior to joining Providence in 1992, Mr. Salem worked for Morgan Stanley in corporate finance and mergers and acquisitions. Prior to Morgan Stanley, he spent four years with Prudential Investment Corporation, an affiliate of Prudential Insurance, where his responsibilities included private placement financings, leveraged buyout transactions and helping establish Prudential’s European office.

Mr. Salem received a Master of Business Administration from Harvard Business School and a Bachelor of Arts from Brown University. Mr. Salem is Chairman of the Board at Year Up, a non- profit focusing on closing the opportunity divide for urban young adults and a board member of Edesia Global Nutrition, a social enterprise that treats acute malnutrition around the globe. Mr. Salem is Clerk (Chair) of the Board of the Moses Brown School and is on the advisory board of the Carney Brain Institute at Brown University.

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ABOUT MGM RESORTS INTERNATIONAL

MGM Resorts International (NYSE: MGM) is an S&P 500® global entertainment company with national and international locations featuring best-in-class hotels and casinos, state-of-the-art meetings and conference spaces, incredible live and theatrical entertainment experiences, and an extensive array of restaurant, nightlife and retail offerings. MGM Resorts creates immersive, iconic experiences through its suite of Las Vegas-inspired brands. The MGM Resorts portfolio encompasses 29 unique hotel and destination gaming offerings including some of the most recognizable resort brands in the industry. Expanding throughout the U.S. and around the world, the company recently acquired the operations of Empire City Casino in New York and Hard Rock Rocksino in Ohio, which was rebranded as MGM Northfield Park. In 2018, MGM Resorts opened MGM Springfield in Massachusetts, MGM COTAI in Macau, and the first Bellagio-branded hotel in Shanghai. The over 80,000 global employees of MGM Resorts are proud of their company for being recognized as one of FORTUNE® Magazine's World's Most Admired Companies®. For more information visit us at www.mgmresorts.com.

Statements in this release that are not historical facts are "forward-looking" statements and "safe harbor statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company's public filings with the SEC. The Company has based forward-looking statements on management's current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the mitigation of the potential impacts of the coronavirus. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which the Company operates and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, financings, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in the Company's Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE: MGM Resorts International

MGM RESORTS CONTACTS:

Media:

DEBRA DESHONG

SVP Global Corporate Communications

media@mgmresorts.com

Investment Community:

AARON FISCHER

Chief Strategy Officer

702-693-7152

afischer@mgmresorts.com